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                                                       EXHIBIT 21.1

                         LIST OF SUBSIDIARIES
                         ---------------------


                                                                      Trade
Name                       Jurisdiction of Incorporation              Names
----                      -------------------------------             ------


Technology Flavors &               Ontario, Canada                      TFF
 Fragrances, Inc. (Canada)

Technology Flavors &                   Chile                            TFF
 Fragrances Chile S.A.